EXHIBIT 4.3

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated November 14, 2000 on the statements of condition and related bond portfolios of Van Kampen Focus Portfolios, Municipal Series 342 as of November 14, 2000 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants" in Prospectus Part II.




                                                          GRANT THORNTON LLP

Chicago, Illinois
November 14, 2000